August 13, 2014 09:00 EST

Trio Resources, Inc. Closes Private Placement Offering of Restricted Securities for Gross Proceeds of $545,000.00

TORONTO, ONTARIO—(MarketWired – August 13, 2014) — Trio Resources, Inc. (“Trio” or the “Company”) (OTCBB: TRII) announced today the completion of its private placement offering (the “Offering”) of its common stock to certain accredited investors. The Offering generated gross proceeds of $545,000.00 through the issuance of restricted shares in the Company. Management intends for the proceeds of the Offering to enable the Company to proceed with the execution of its business plan. Specifically, management expects funds to be used toward facilitating the commissioning of its milling facility and toward the completion of a resource valuation that will establish an asset value on a portion of the Company’s mineralized material stockpiles.

The Company intends to continue to work toward the completion of its milling facility with the expectation to realize positive cash flows on a consistent basis. The completion of the resource valuation will establish a demonstrable basis of the Company’s assets, which we expect will allow us access to further funding and development opportunities.

About Trio Resources, Inc.

Trio Resources, Inc. is an exploration and small-scale processing company which plans to focus on the exploration and milling of mineralized materials located in historically prolific regions. Trio is organized to hold assets in the mining industry, targeting older mining camps with residual value. Trio’s intention is to conduct an exploration program, in conjunction with milling initiatives to monetize its existing above-ground mineralized material on-site, with the purpose of being cash-flow positive primarily through milling and marketing mineralized material and concentrate to refiners. For more information, please visit http://www.trioresources.com/.

Cautionary Note Regarding Forward-Looking Statements:

Except for the statements of historical fact contained herein, certain information presented constitutes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to, those with respect to potential expansion of mineralization, potential size of mineralized stockpiles, and size and timing of exploration and development programs, estimated project capital and other project costs and the timing of submission and receipt and availability of regulatory approvals involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of Trio to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in our Report on Form 10-K filed with the SEC on December 30, 2013, including the section captioned “Risk Factors” therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements set forth herein reflect our estimates and assumptions only as of the date of this press release and are subject to change after such date. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Contact Information

Trio Resources, Inc.

Toll-Free: 855.321.TRIO (8746)

Fax: 855.321.4335

www.trioresources.com